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                                                                   Exhibit 10.18

                              MANAGEMENT AGREEMENT

      MANAGEMENT AGREEMENT, dated as of May 17, 2002 (this "Agreement"), by and among Lightyear Capital, LLC, a Delaware limited liability company (the "Consultant"), CFSL Holdings Corp., a Delaware corporation ("Holdings"), CFSL Acquisition Corp., a Delaware corporation ("Acquisition") and Collegiate Funding Services, L.L.C., a Virginia limited liability company ("CFS LLC").

                              W I T N E S S E T H:

      WHEREAS, the Consultant has and its affiliates have staff members specially skilled in corporate finance, strategic corporate planning and other management skills and services; and

      WHEREAS, as of the date hereof, the Consultant, through two newly-formed corporations, Holdings and Acquisition, has completed its purchase of CFS LLC pursuant to the Purchase Agreement, dated April 15, 2002, by and among Acquisition, CFS LLC, and the Sellers party thereto (the "Purchase"); and

      WHEREAS, CFS LLC, Holdings and Acquisition (together, "CFS") will require the Consultant's special skills and management advisory services in connection with CFS's general business operations; and

      WHEREAS, the Consultant is willing to provide such skills and services to CFS.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. Engagement. CFS hereby engages the Consultant for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide management consulting and advisory services to CFS, as requested by CFS. These services will be provided in connection with financial and strategic corporate planning and such other management services as the Consultant and CFS shall mutually agree. In consideration of the remuneration herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein. Consultant makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder.

      2. Term. This Agreement shall commence on the date hereof and, unless otherwise extended pursuant to the next sentence, shall terminate on the tenth anniversary of the date hereof (the "Term"). Upon the tenth anniversary of the date hereof, and at the end of each year thereafter (each of such tenth anniversary and the end of each year thereafter being a "Year End"), the Term shall automatically be extended for an additional year unless notice to the contrary is given by either party at least 60, but no more than 90, days prior to such Year End, as applicable.

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      3. Services to be Performed.

            3.1. The Consultant shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is required hereunder to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as the Consultant may engage for such purpose.

            3.2. This Agreement shall in no way prohibit Consultant or any of its members or affiliates or any director, officer, partner or employee of Consultant or any of its members or affiliates from engaging in other activities, whether or not competitive with any business of CFS or any of its respective subsidiaries or affiliates.

      4. Compensation; Expense Reimbursement.

            4.1. In connection with the closing of the Purchase, CFS shall pay or cause to be paid to the Consultant (and/or to such of the Consultant's affiliates as the Consultant may direct) an aggregate closing fee of $2.75 million on the date hereof.

            4.2. In consideration of the management advisory services hereunder, the Consultant shall be paid an annual fee (hereinafter, the "Management Fee") equal to $1.0 million, which Management Fee shall be paid to the Consultant by CFS in equal monthly installments each year, to be paid monthly in arrears.

            4.3. Promptly upon presentation of reasonable documentation, CFS shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with the management advisory services to be provided by the Consultant hereunder, including, without limitation, legal fees and expenses, reasonable travel, lodging and similar out-of-pocket costs reasonably incurred by it in connection with or on account of its performance of services for CFS hereunder.

            4.4. Holdings, Acquisition and CFS LLC shall be jointly and severally liable for all payments to Consultant hereunder.

            4.5. The Consultant acknowledges that the payment provisions of this Agreement are subject to the terms of Section 5.4 of the Securities Purchase Agreement, dated April [11], 2002, among CFS LLC, Holdings, Acquisition, the purchasers party thereto and TCW/Crescent Mezzanine Management III, L.L.C., as collateral agent for such purchasers.

      5. Indemnification. In addition to its agreements and obligations under this Agreement, Acquisition, Holdings and CFS LLC jointly and severally agree to indemnify and hold harmless the Consultant and its affiliates (including their respective officers, directors, stockholders, partners, members, employees and agents) from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by the Consultant of services under this Agreement, and to reimburse the Consultant and any other such indemnified person for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or

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defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the Consultant's performance under this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that Acquisition, Holdings and CFS LLC shall not be responsible under this Section 5 for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result primarily from Consultant's (or such other indemnified person's) willful misconduct.

      6. Notice. All notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage prepaid as follows:

                  (a) If to the Consultant:

                         Lightyear Capital, LLC
                         51 West 52nd Street, 23rd Floor
                         New York, NY  10019
                         Attention:  Bruce J. Rubin
                         Facsimile: (212) 882.5757

                      with  copies to:

                         Morrison & Foerster LLP
                         1290 Avenue of the Americas
                         New York, New York  10104-0050
                         Attention: Allen L. Weingarten, Esq.
                         Facsimile:  (212) 468-7900

                  (b) If to Holdings or Acquisition:

                         CFS Holdings Corp.
                         51 West 52nd Street, 23rd Floor
                         New York, New York  10019
                         Attention: Bruce J. Rubin
                         Facsimile:  (212) 882-5757

                  (c) If to CFS LLC:

                         Collegiate Funding Services, L.L.C.
                         100 Riverside Parkway, Suite 125
                         Fredericksburg, Virginia  22406
                         Attention:  J. Barry Morrow
                         Facsimile:  (540) 374-1981

      7. Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

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      8. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

      9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing, the Consultant may elect to have its obligations hereunder performed in whole or in part by a partnership or other entity that is an affiliate of the Consultant, and the Consultant may direct that any compensation (including all or a portion of the Management Fee) and reimbursement of expenses be paid to the affiliate performing the services hereunder with respect thereto.

      10. Interpretations; Certain Definitions.

            10.1. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            10.2. For all purposes hereof:

            "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

            "including" means including, without limitation.

            "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, government entity or other entity.

            "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

      11. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

      12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by the laws of the State of New York, without reference to principles of conflict of laws thereof (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

      13. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, for the

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purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in the United States District Court for the Southern District of New York with respect to any matters to which it has submitted to jurisdiction in this Section 13. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      14. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have duly executed this
      Agreement as of the date first written above.

CFSL HOLDINGS CORP.                       LIGHTYEAR CAPITAL L.L.C.

By:/s/ Bruce Rubin                        By: /s/ Bruce Rubin
  ----------------                            ----------------
  Name:  Bruce Rubin                          Name: Bruce Rubin
  Title: President and CEO                    Title: Managing Director and Chief
                                                     Administrative Officer

COLLEGIATE FUNDING SERVICES, L.L.C.       CFSL ACQUISITION CORP.

By: /s/ Kevin Landgraver                  By: /s/ Bruce Rubin
    ---------------------                    ----------------
   Name: Kevin Landgraver                    Name:  Bruce Rubin
   Title: CFO                                Title: President and CEO